Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF FEBRUARY 28, 2015

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$49,010
Cash equivalents held in trust	7,581

Total investments held in trust	56,591
Cash and cash equivalents	61
Fixed-maturity securities, at fair value	5,718
Accrued investment income	498
Prepaid expenses	6
Premiums receivable	537

Total assets	$63,411

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$6,295
Losses payable	220
Unearned premiums	903
Accrued ceding commission expense	42
Other liabilities	296

Total liabilities	7,756

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(14,225)

Total stockholder’s equity	55,655

Total liabilities and stockholder’s equity	$63,411

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED FEBRUARY 28, 2015

(in thousands)

Revenues:
Premiums earned	$516
Other income	—
Net investment income	4

Total revenues	520

Expenses:
Underwriting expenses	119
General and administrative expenses	225
Loss from contract termination	—

Total expenses	344

(Loss) income before federal income taxes	176
Federal income tax benefit	—

Net (loss) income	$176